Location/Identification

MINFILE Number: 082LSE063

Name(s): **MIDNIGHT NAILS 1-2**
REB, HILTON, SNAFU, CARRYON

Status: Prospect

Mining Division: Vernon
Electoral District: Okanagan-Vernon
Forest District: Okanagan Shuswap Forest District

Regions: British Columbia
BCGS Map: 082L028
NTS Map: 082L02E
Latitude: 50 12 15 N
Longitude: 118 34 01 W
Elevation: 754 metres
Location Accuracy: Within 500M
Comments: Quartz vein near centre of Midnight Nails 1-2 claims (Assessment Report 11892).

UTM Zone: 11 (NAD 83)
Northing: 5562506
Easting: 388180

Mineral Occurrence

Commodities: Gold, Silver, Lead, Zinc

Minerals
Significant: Galena, Pyrite
Associated: Quartz
Alteration: Silica
Alteration Type: Silicific'n
Mineralization Age: Unknown

Deposit
Character: Vein, Shear, Disseminated
Classification: Hydrothermal, Epigenetic
Type: I05: Polymetallic veins Ag-Pb-Zn+/-Au

Strike/Dip: 000/

Host Rock

Dominant Host Rock: Sedimentary

Stratigraphic Age	Group	Formation	Igneous/Metamorphic/Other
Triassic-Jurassic	Nicola	Undefined Formation	-----

Isotopic Age	Dating Method	Material Dated
---	---	---

Lithology: Argillite, Shale, Lamprophyre Dike, Felsite Dike, Volcanic Sill, Lamprophyre Sill, Lamprophyre, Greywacke, Andesite, Tuff

Geological Setting

Tectonic Belt: Omineca
Terrane: Quesnel
Physiographic Area: Shuswap Highland

Inventory

Ore Zone: TRENCH
Category: Assay/analysis
Year: 1988
Report On: N

Sample Type: Chip

Commodity	Grade
Silver	76.1000 grams per tonne
Gold	20.5000 grams per tonne
Lead	1.0500 per cent

Comments: Highest values from samples of the Cherry shear zone, over 90 metres, where no quartz veins are present.

Reference: Assessment Report 18706.

Capsule Geology

The Midnight Nails 1-2 showing is located 9.5 kilometres east of Cherryville, just south of Hilton on the east side of Highway 6 underneath the powerlines.

The claims were previously staked as the Reb claims but no work was reported. In 1980, a soil sampling and prospecting program was conducted on the claims which were later staked as the Canyon and Snafu claims. In 1983, geological mapping, a VLF-EM survey and 1 trench were completed. In 1986, a geophysical survey was done on the claims. In 1987, geological prospecting and sampling was conducted on the claims, now called the Hilton property. In 1988, a program of geological mapping, soil sampling, geophysics and trenching was completed.

The area is underlain by sedimentary and volcanic rocks of the Upper Triassic to Lower Jurassic Nicola Group. These comprise andesite lava and tuffs with minor argillite, greywacke, quartzite and limestone interbeds.

The Bulldozer Trench showing, discovered in 1980, was exposed by a trench in 1983 which was expanded in 1988. Discontinuous quartz veins occur in shears. There are 2 mineralized shear zones in the Bulldozer trench, the Cherry and Hilton shears. The veins are hosted in laminated shale and argillite which has been intruded by silicified volcanic sills and felsite dikes. The Cherry shear strikes 090 degrees and dips 40 degrees south. Mineralized pods occur near a lamprophyre dike and sill and contain small amounts of galena; samples assay up to 158 grams per tonne gold and 1251 grams per tonne silver (Assessment Report 11892). Samples from the vein in the Cherry shear assayed up to 2.16 grams per tonne gold and 0.9 gram per tonne silver over 1 metre (Assessment Report 18706). Samples from discontinuous quartz veins in the Hilton shear assayed up to 0.42 gram per tonne gold and 0.7 gram per tonne silver over 40 centimetres (Assessment Report 18706). Samples of the Cherry shear where no quartz veining is present assayed up to 20 grams per tonne gold, 1.05 per cent lead and 76 grams per tonne silver over 90 metres (Assessment Report 18706). Samples of the Hilton shear where no quartz veining is present assayed up to 0.77 gram per tonne gold and 1.9 grams per tonne silver over 1 metre (Assessment Report 18706). Disseminated pyrite occurs in the argillite-greywacke adjacent to the shears. Both shears are open along strike and downdip.

The dike and sill are highly altered, iron rich and contain 2 to 5 per cent biotite. A sample assayed 4.2 per cent lead, 1.86 per cent zinc, 42.2 grams per tonne gold and 212.5 grams per tonne silver (Assessment Report 11892). The dike is about 4 metres wide and trends 218 degrees.

The number 1 showing, called the second showing in 1988, is located about 300 metres northwest of the Bulldozer Trench vein. This showing comprises quartz veins, 5 to 10 centimetres wide, which are exposed in an outcrop of shale and argillite containing chert bands. The veins are discontinuous, often breaking up in the soft, sheared sediment host. A sample taken across rusty silicified shale and quartz vein material assayed 0.2 gram per tonne gold, 9.6 grams per tonne silver, 0.3 per cent lead and 0.04 per cent zinc (Assessment Report 17386). The wallrock contains high values in gold and silver. Small lenses of quartz occur within the shales and argillites. The lenses range up to 1.5 metres in length and 0.5 metre in width. The sediments are unaltered, strike northwesterly and dip 48 to 54 degrees south.

The number 2 showing is 300 metres northwest of the number 1 showing. An outcrop of sheared and altered shale contains disseminated pyrite. Silicified volcanic sills occur along bedding planes which strike 100 degrees and dip 60 degrees south. A 1.2 metre wide quartz vein containing 2 to 3 per cent pyrite assayed low in all metals.

The number 3 showing is 250 metres northwest of showing number 2. Exposed volcanic feldspar porphyry (lamprophyre) contains over 5 per cent biotite and is mineralized with disseminated pyrite. A sample across 60 centimetres of this zone assayed 0.14 gram per tonne gold and greater than 0.2 per cent arsenic (Assessement Report 17386).

Bibliography

EMPR ASS RPT 8770, 8993, *11892, 14825, *17386, 18706
EMPR FIELDWORK 1982, pp. 33-36; 1987, pp. 55-58, 401-404, 511-514; 1988, pp. 49-54; 1990, pp. 301-306; 1991, pp. 319-323; 1992, pp. 255-257
EMPR OF 1991-18; 1994-8

EMPR RGS 082L, 1976; 32, 1991
GSC MAP 7216G; 8501G
GSC MEM 296
GSC OF 637
GSC P 91-2, pp. 115-135

Date Coded:	1994/12/09	**Coded By:**	Dorthe E. Jakobsen(DEJ)	**Field Check:**	N
Date Revised:	1995/01/06	**Revised By:**	Dorthe E. Jakobsen(DEJ)	**Field Check:**	N